      As filed with the Securities and Exchange Commission on March 8, 2000

                                                         Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  iVILLAGE INC.

             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                           13-3845162
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                      Identification No.)


           212 Fifth Avenue                                     10010
          New York, New York                                  (Zip Code)
      (Address of Principal Executive Offices)

                                  iVILLAGE INC.
              AMENDED AND RESTATED 1999 EMPLOYEE STOCK OPTION PLAN
                      1999 NON-QUALIFIED STOCK OPTION PLAN

                            (Full Title of the Plan)

                                Candice Carpenter
                      Co-Chairperson of the Board and Chief
                                Executive Officer
                                  iVillage Inc.
                                212 Fifth Avenue
                            New York, New York 10010
                     (Name and Address of Agent for Service)
                                 (212) 206-3100
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                    Copy to:
                             Richard V. Smith, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                        Old Federal Reserve Bank Building
                               400 Sansome Street
                         San Francisco, California 94111
                                 (415) 392-1122


                                           CALCULATION OF REGISTRATION FEE
============================ ==================== ====================== ====================== ====================
                                                  Proposed Maximum       Proposed
Title of Securities          Amount to be         Offering Price Per     Maximum Aggregate      Amount of
to be registered             registered(1)        Share(2)               Offering Price(2)      Registration Fee
---------------------------- -------------------- ---------------------- ---------------------- --------------------

Common Stock, par value
$.01 per share                            40,000                $13.563             $37,689,677               $9,950
---------------------------- -------------------- ---------------------- ---------------------- --------------------
                                           1,800                  15.25
                             -------------------- ----------------------
                                          12,000                   15.5
                             -------------------- ----------------------
                                          11,750                 16.375
                             -------------------- ----------------------
                                             500                   17.5
                             -------------------- ----------------------
                                          10,100                 17.625
                             -------------------- ----------------------

                                          20,500                17.9375
                             -------------------- ----------------------
                                             300                  18.25
                             -------------------- ----------------------
                                             300                18.3125
                             -------------------- ----------------------
                                          61,000                  18.75
                             -------------------- ----------------------
                                           2,000                     19
                             -------------------- ----------------------
                                             800                19.4375
                             -------------------- ----------------------
                                           1,000                  19.75
                             -------------------- ----------------------
                                           1,400                 19.875
                             -------------------- ----------------------
                                           2,500                     20
                             -------------------- ----------------------
                                             200                  20.25
                             -------------------- ----------------------
                                           5,000                  20.50
                             -------------------- ----------------------
                                           4,000                     21
                             -------------------- ----------------------
                                           1,500                 21.063
                             -------------------- ----------------------
                                           4,000                21.9375
                             -------------------- ----------------------
                                           3,800                 22.188
                             -------------------- ----------------------
                                             400                     23
                             -------------------- ----------------------
                                          31,050                23.4375
                             -------------------- ----------------------
                                           9,900                 23.625
                             -------------------- ----------------------
                                             800                 23.688
                             -------------------- ----------------------
                                           3,500                     24
                             -------------------- ----------------------
                                           1,950                24.9375
                             -------------------- ----------------------
                                          19,000                25.1875
                             -------------------- ----------------------
                                         974,530                 25.375
                             -------------------- ----------------------
                                           2,000                25.4375
                             -------------------- ----------------------
                                           1,100                 26.063
                             -------------------- ----------------------
                                          32,000                26.9375
                             -------------------- ----------------------
                                          43,000                 27.125
                             -------------------- ----------------------
                                             500                  27.25
                             -------------------- ----------------------
                                           1,300                  27.75
                             -------------------- ----------------------
                                           1,000                 28.875
                             -------------------- ----------------------
                                             300                     29
                             -------------------- ----------------------
                                           4,900                 29.125
                             -------------------- ----------------------
                                          15,000                  29.75
                             -------------------- ----------------------
                                          25,300                     30
                             -------------------- ----------------------
                                           7,500                30.4375
                             -------------------- ----------------------
                                             300                  30.50
                             -------------------- ----------------------
                                           6,800                 33.313
                             -------------------- ----------------------
                                          55,200                 33.563
                             -------------------- ----------------------
                                           3,000                 33.688
                             -------------------- ----------------------
                                           2,634                  35.94
                             -------------------- ----------------------
                                          39,000                  36.31
                             -------------------- ----------------------
                                          33,586                  20.41
                             ==================== ======================

      (1) Represents additional shares to be offered by the Registrant pursuant to the iVillage Inc. Amended and Restated 1999 Employee Stock Option Plan and the 1999 Non-Qualified Stock Option Plan.

      (2) Pursuant to Rule 457(h)(1), the proposed maximum offering price and the proposed maximum aggregate offering price have been calculated on the basis of $20.41 per share, the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on March 3, 2000 with respect to 33,586 shares of Common Stock and on the basis of the exercise prices of options previously granted with respect to 1,466,414 shares of Common Stock.

                          INCORPORATION OF CONTENTS OF
                       REGISTRATION STATEMENT BY REFERENCE

      A Registration Statement on Form S-8 (File No. 333-86999) was filed by iVillage Inc. with the Securities and Exchange Commission (the "Commission") on September 13, 1999 covering the registration of shares of Common Stock authorized for issuance under the Amended and Restated 1999 Employee Stock Option Plan (the "Plan") and is hereby incorporated herein by reference. A filing fee was paid at the time that Registration Statement was filed. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 500,000 shares authorized for issuance under the Plan and to register 1,000,000 shares authorized for issuance under the 1999 Non-Qualified Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

      The following documents filed by iVillage Inc. (the "Registrant") with the Commission are hereby incorporated by reference to this Registration Statement:

(a) The audited consolidated financial statements of the Registrant and its Subsidiaries contained in the prospectus dated March 18, 1999 filed by the Registrant under Rule 424(b) (Registration No. 333-68749).

(b) The Registrant's Form 8-K Current Reports filed May 4, 1999, July 14, 1999, July 23, 1999, September 13, 1999, September 14, 1999, September 15, 1999, September 27, 1999, October 12, 1999 and January 19, 2000 and
         the Registrant's Quarterly Reports on Form 10-Q for the Quarterly Periods ended March 31, 1999, June 30, 1999 and September 30, 1999 (File No. 000-25469).

(c) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (File No. 000-25469), including any subsequent amendment or report filed for the purpose of updating that description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The consolidated financial statements of the Registrant as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in this Registration Statement in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4. Description of Securities

      Inapplicable.

Item 5. Interests of Named Experts and Counsel

      The validity of the common stock offered hereby will be passed upon for the Registrant by Orrick, Herrington & Sutcliffe LLP, New York, New York. A partner of Orrick, Herrington & Sutcliffe LLP owns an aggregate of 4,408 shares of the Registrant's common stock.

Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article XII of the Registrant's Amended and Restated Certificate of Incorporation and Article VI of the Registrant's Bylaws provides for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability.

      The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

      The Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7. Exemption From Registration Claimed

      Inapplicable.

Item 8. Exhibits

            The following are filed as exhibits to this Registration Statement:

            5.1   Opinion of Orrick, Herrington & Sutcliffe LLP.

            23.1  Consent of PricewaterhouseCoopers LLP.

            23.2 Consent of Orrick, Herrington & Sutcliffe LLP (contained in the opinion filed as Exhibit 5. 1).

            24.1  Power of Attorney (contained on signature page hereto).

            99.1  Amended and Restated 1999 Employee Stock Option Plan.

            99.2  1999 Non-Qualified Stock Option Plan.

Item 9. Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                      Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of March, 2000.

                              iVILLAGE INC.
                              (Registrant)

                              By:    /s/ Candice Carpenter
                                 ----------------------------------------------
                                    Candice Carpenter
                                    Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Candice Carpenter and Steven A. Elkes, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                           Capacity                          Date
          ---------                           --------                          -----

/s/ Candice Carpenter           Co-Chairperson of the Board of Directors
-----------------------------                    and
Candice Carpenter                      Chief Executive Officer
                                     (Principal Executive Officer)         March 8, 2000




/s/ Nancy Evans                 Co-Chairperson of the Board of Directors
-----------------------------                     and
Nancy Evans                                 Editor-in-Chief
                                                                           March 8, 2000



/s/ Craig T. Monaghan                  Chief Financial Officer
----------------------------        (Principal Financial Officer)
Craig T. Monaghan                                                          March 8, 2000


          Signature                           Capacity                          Date
          ---------                           --------                          -----

/s/ Scott Levine                   Vice President, Controller and
----------------------------          Chief Accounting Officer
Scott Levine                       (Principal Accounting Officer)          March 8, 2000



----------------------------
Alan Colner                                   Director                     ________



----------------------------
Jay Hoag                                      Director                     ________



----------------------------
Lennert J. Leader                             Director                     ________



----------------------------
Habib Kairouz                                 Director                     ________



/s/ Michael Levy                              Director                     March 8, 2000
----------------------------
Michael Levy



/s/ Douglas McCormick                         Director                     March 8, 2000
----------------------------
Douglas McCormick



/s/ Martin Yudkovitz                          Director                     March 8, 2000
----------------------------
Martin Yudkovitz



/s/ Daniel Schulman                           Director                     March 8, 2000
----------------------------
Daniel Schulman

                                  EXHIBIT INDEX

Exhibit No.

      5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.

     23.1      Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Orrick, Herrington & Sutcliffe LLP (contained in the opinion filed as Exhibit 5.1).

     24.1      Power of Attorney (contained on signature page hereto).

     99.1      Amended and Restated 1999 Employee Stock Option Plan.

     99.2      1999 Non-Qualified Stock Option Plan.